UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2015

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Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)
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Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100
Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders (the “Annual Meeting”) of Walter Investment Management Corp. (the “Company”) was held on May 13, 2015.
The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:
Proposal 1 — Election of Directors
Stockholders elected the following Class III director nominees to serve as members of the Board of Directors of the Company until their terms expire in 2018 and their successors are duly elected and qualify – Alvaro de Molina, Mark O’Brien and Shannon Smith. The voting results for each nominee were as follows:

Name	For	Withheld	Broker Non-Votes
Alvaro de Molina	24,080,249	6,339,764	5,388,597
Mark O’Brien	30,146,699	273,314	5,388,597
Shannon Smith	23,828,209	6,591,804	5,388,597
Proposal 2 — Advisory Resolution on 2014 Compensation of Named Executive Officers
Stockholders approved a non-binding, advisory resolution to approve the 2014 compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstained	Broker Non-Votes
25,566,231	4,842,413	11,369	5,388,597
Proposal 3 — Ratification of Appointment of the Independent Registered Certified Public Accounting Firm
Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2015 fiscal year. The voting results were as follows:

For	Against	Abstain
35,693,464	73,353	41,793

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: May 13, 2015	By:	/s/ Jonathan Pedersen
Jonathan Pedersen, Chief Legal Officer, General Counsel and Secretary